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                                   Exhibit 5





                                November 3, 1997

Capstone Pharmacy Services, Inc.
9901 East Valley Ranch Parkway, Suite 3001
Irving, Texas 75063

Ladies and Gentlemen:

         We have acted as special counsel to Capstone Pharmacy Services, Inc. (the "Company") in connection with the registration of 9,540,000 shares of its common stock to be issued under the provisions of the Company's Amended 1995 Incentive and Non-Qualified Stock Option Plan for Key Personnel and Directors pursuant to a registration statement on Form S-8, as filed with the Securities and Exchange Commission (the "Registration Statement"). This firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement and with agencies of such states and other jurisdictions as may be necessary in the course of complying with the laws of such states and jurisdictions regarding the offering and sale of the stock in accordance with the Registration Statement.

         We have examined originals, or certified or photostatic copies of such statutes, records, regulations, certificates of the officers of the Company and of public officials, and such other information as we have deemed necessary for purposes of rendering this opinion.

         In stating our opinion, we have assumed: (i) that all signatures are genuine, all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to authentic original documents; and
(ii) that the parties to such documents have the legal right and power under all applicable laws, regulations and agreements to enter into, execute, deliver and perform their respective obligations thereunder.

         On the basis of such review, but subject to the limitations expressed herein, we are of the opinion, as of the date hereof, that the securities being registered by the Registration Statement will, when sold as contemplated under the Registration Statement, be legally issued, fully paid and non-assessable.

         Our opinion herein is limited solely to the laws of the United States of America and the corporate law of the State of Delaware. In rendering the opinion set forth herein, we have relied